Exhibit 99.2

                             DEBT EXCHANGE AGREEMENT

     Agreement made this 12th day of January, 2005, between Meditech Pharmaceuticals, Inc. ("Meditech"), Gerald N. Kern ("Mr. Kern") and Cynthia S. Kern ("Mrs. Kern").

                                    RECITALS:

     A. Meditech is indebted to (a) Mr. Kern due to accrued salary in the principal amount of $1,882,440.40 through December 31, 2004 plus interest thereon, and (b) Mrs. Kern due to accrued salary in the principal amount of $535,863.50 through December 31, 2004 plus interest thereon. Such indebtedness is due on demand.

     B. Meditech is without funds to repay such debt which is due on demand.

     C. Mr. Kern, Mrs. Kern and Meditech desire to resolve the indebtedness by effecting an exchange of debt owed to Mr. Kern and Mrs. Kern for options to purchase Meditech's common stock.

                                   AGREEMENTS:

     1. Exchange of Debt. Effective the date hereof, Mr. Kern and Mrs. Kern hereby release and discharge Meditech and any endorsers and guarantors from any liability or obligation to Mr. Kern and Mrs. Kern, respectively, including the principal and interest due from Meditech to Mr. Kern and Mrs. Kern, respectively.

     2. Issuance of Options. In exchange for the cancellation of indebtedness to Mr. Kern and Mrs. Kern, Meditech will immediately (a) issue to Mr. Kern non-qualified options to purchase 750,000 shares of Meditech common stock, and
(b) issue to Mrs. Kern non-qualified options to purchase 750,000 shares of Meditech common stock. Such non-qualified options are issued at an exercise price of $0.001 per share for (a) $1,882,440.40 principal amount of debt owed to Mr. Kern, and (b) $535,863.50 principal amount of debt owed to Mrs. Kern. All interest is hereby forgiven and waived by Mr. Kern and Mrs. Kern. The last quoted market price of the stock on the OTCBB on the day this agreement was reached in principle was $0.00.

     3. Representations.

        a. Each of the parties represents that it is authorized and empowered to execute this Agreement.

        b. Mr. Kern and Mrs. Kern represent that they are acquiring the options to purchase the common stock of Meditech for investment and not with a view to any exercise and distribution of the shares to the public.

        c. Mr. Kern and Mrs. Kern represent that they are the owner of the indebtedness described above and have not assigned their right to repayment to any other party.

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     4. Miscellaneous.

        a. Governing Law. This Agreement shall be governed by, interpreted, and enforced in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of laws.

        b. No Benefit to Others. The agreements contained in this Agreement are for the sole benefit of the parties hereto and their respective successors, permitted assigns, heirs, executors, administrators, and legal representatives, and shall not be construed as conferring and are not intended to confer any rights on any other persons.

        c. Amendments. This Agreement may be amended or modified only by an agreement in writing signed by all of the parties hereto.

        d. Multiple Counterparts. This Agreement may be executed in multiple counterparts and all such separately signed copies shall be considered to be a single Agreement.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto, intended to be legally bound hereby, have duly executed, or through their duly authorized officers have duly executed, this Agreement effective as of the date first above written.

                                            MEDITECH PHARMACEUTICALS, INC.



                                            By:  /s/  Gerald N. Kern
                                               ---------------------------------
                                                      Gerald N. Kern, President


                                            /s/  Gerald N. Kern
                                            ------------------------------------
                                                 Gerald N. Kern


                                            /s/  Cynthia S. Kern
                                            ------------------------------------
                                                 Cynthia S. Kern